EXHIBIT 4.11

EXECUTION COPY

$300,000,000

GRAPHIC PACKAGING CORPORATION

8 5/8% Senior Subordinated Notes due 2012

PURCHASE AGREEMENT

February 14, 2002

CREDIT SUISSE FIRST BOSTON CORPORATION
MORGAN STANLEY & CO. INCORPORATED
c/o Credit Suisse First Boston Corporation
Eleven Madison Avenue
New York, N.Y. 10010-3629

Dear Sirs:

1.  Introductory.    Graphic Packaging Corporation, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the several initial purchasers named in Schedule A hereto (the “Purchasers”) U.S.$300,000,000 principal amount of its 8 5/8% Senior Subordinated Notes due 2012 (the “Offered Securities”). The Offered Securities will be guaranteed by Graphic Packaging International Corporation (the “Parent”) and the existing and future domestic subsidiaries of the Parent (other than the Company) (the “Subsidiary Guarantors” and, together with the Parent, the “Guarantors”) pursuant to a guarantee (each, a “Guarantee”). The Offered Securities will be issued under an indenture, dated as of February 28, 2002 (the “Indenture”), among the Company, the Guarantors and Wells Fargo Bank Minnesota, National Association, as trustee. The United States Securities Act of 1933 is herein referred to as the “Securities Act.”

Holders (including subsequent transferees) of the Offered Securities will have the registration rights set forth in the registration rights agreement (the “Registration Rights Agreement”), to be dated the Closing Date (as defined below), in substantially the form of Exhibit I hereto, for so long as such Offered Securities constitute “Transfer Restricted Securities” (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Company and the Parent will agree to file with the Securities and Exchange Commission (the“Commission”), under the circumstances set forth therein, (i) a registration statement under the Securities Act (the “Exchange Offer Registration Statement”) relating to the Company’s 8 5/8% Senior Subordinated Notes in a like aggregate principal amount as the Company issued under the Indenture, identical in all material respects to the Offered Securities and the Guarantees thereof and registered under the Securities Act (the “Exchange Securities”), to be offered in exchange for the Offered Securities (such offer to exchange being referred to as the “Exchange Offer”) and (ii) a shelf registration statement pursuant to Rule 415 under the Securities Act (the “Shelf Registration Statement”

and, together with the Exchange Offer Registration Statement, the “Registration Statements”) relating to the resale by certain holders of the Offered Securities and to use its commercially reasonable efforts to cause such Registration Statements to be declared and remain effective and usable for the periods specified in the Registration Rights Agreement and to consummate the Exchange Offer. The Offered Securities and the Exchange Securities are referred to collectively as the “Securities.”

The Company and the Parent hereby agree with the several Purchasers as follows:

2.  Representations and Warranties of the Company and the Parent.    The Company and the Parent, as applicable, represent and warrant to, and agree with, the several Purchasers that:

(a)  A preliminary offering circular and an offering circular relating to the Offered Securities to be offered by the Purchasers have been prepared by the Company. Such preliminary offering circular (the “Preliminary Offering Circular”) and offering circular (the “Offering Circular”), as supplemented as of the date of this Agreement, together with any other document approved by the Company for use in connection with the contemplated resale of the Offered Securities are hereinafter collectively referred to as the “Offering Document.” On the date of this Agreement, the Offering Document does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Offering Document based upon written information furnished to the Company by any Purchaser through Credit Suisse First Boston Corporation (“CSFBC”) specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b) hereof. Except as disclosed in the Offering Document, on the date of this Agreement, the Parent’s Annual Report on Form 10-K most recently filed with the Commission and all subsequent reports (collectively, the “Exchange Act Reports”) that have been filed by the Parent with the Commission or sent to shareholders pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Such documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

(b)  The Parent has been duly incorporated and is an existing corporation in good standing under the laws of the State of Colorado, with power and authority (corporate and other) to own, lease or operate its properties and conduct its business as described in the Offering Document; and the Parent is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify would not individually or in the aggregate have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Parent and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(c)  All of the direct or indirect subsidiaries of the Parent, and the Parent’s percentage ownership of each such entity, are listed on Schedule B hereto. Each subsidiary of the Parent that is a corporation has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own, lease or operate its properties and conduct its business as described in the Offering Document; and each subsidiary of the Parent is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify would not individually or in the aggregate have a Material Adverse Effect; all of the issued and outstanding capital stock of the Parent and each subsidiary of the Parent has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each subsidiary owned by the Parent, directly or through subsidiaries, is owned free from liens, encumbrances and defects, except as disclosed in the Offering Document and except for any liens, encumbrances or defects as would not, individually or in the aggregate, have a Material Adverse Effect.

(d)  The Indenture has been duly authorized; the Offered Securities have been duly authorized; and when the Offered Securities are delivered and paid for pursuant to this Agreement on the Closing Date, the Indenture will have been duly executed and delivered, such Offered Securities will have been duly executed, authenticated, issued and delivered, will be entitled to the benefits provided by the Indenture and will conform to the description thereof contained in the Offering Document, and the Indenture and such Offered Securities will constitute valid and legally binding obligations of the Company and the Guarantors, as applicable, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

(e)  On the Closing Date, the Exchange Securities will have been duly authorized by the Company; and when the Exchange Securities are issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Exchange Securities will be entitled to the benefits of the Indenture and will be the valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

(f)  The Guarantee to be endorsed on the Offered Securities and the Exchange Securities, as applicable, by each Guarantor has been duly authorized by such Guarantor; and, when issued, will have been duly executed and delivered by each such Guarantor and will conform to the description thereof contained in the Offering Document. When the Offered Securities have been issued, executed and authenticated in accordance with the terms of the Indenture, the Guarantee of each Guarantor endorsed thereon will constitute a valid and legally binding obligation of such Guarantor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law). When the Exchange Securities have been issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Guarantee of each Guarantor endorsed thereon will constitute a valid and legally binding obligation of such Guarantor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

(g)  Except as disclosed in the Offering Document, there are no contracts, agreements or understandings between the Parent or the Company and any person that would give rise to a valid claim against the Parent, the Company or any Purchaser for a brokerage commission, finder’s fee or other like payment in connection with the offer and sale of the Offered Securities.

(h)  No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this

Agreement and the Registration Rights Agreement in connection with the issuance and sale of the Offered Securities by the Company, except for the order of the Commission declaring the Exchange Offer Registration Statement or the Shelf Registration Statement effective.

(i)  Neither the Parent nor any of its subsidiaries is in violation of its respective charter or by-laws or in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Parent and its subsidiaries, taken as a whole, to which the Parent or any of its subsidiaries is a party or by which the Parent or any of its subsidiaries or their respective property is bound, except for any such violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect.

(j)  The execution, delivery and performance by the Company and the Guarantors of the Indenture, this Agreement and the Registration Rights Agreement, as applicable, and the issuance and sale of the Offered Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Parent or any subsidiary of the Parent or any of their properties, or any agreement or instrument to which the Parent or any such subsidiary is a party or by which the Parent or any such subsidiary is bound or to which any of the properties of the Parent or any such subsidiary is subject, or the charter or by-laws of the Parent or any such subsidiary, except for any breach or violation as would not, individually or in the aggregate, have a Material Adverse Effect, and the Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement.

(k)  This Agreement has been duly authorized, executed and delivered by the Company and the Parent.

(l)  The Registration Rights Agreement has been duly authorized by the Company and the Parent and, on the Closing Date, will have been duly executed and delivered by the Company and the Parent. When the Registration Rights Agreement has been duly executed and delivered, the Registration Rights Agreement will be a valid and binding agreement of the Company and the Parent, enforceable against the Company and the Parent, respectively, in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law). On the Closing Date, the Registration Rights Agreement will conform as to legal matters in all material respects to the description thereof in the Offering Circular.

(m)  Except as disclosed in the Offering Circular, there are no contracts, agreements or understandings between the Company or any Guarantor and any person granting such person the right to require the Company or such Guarantor to file a registration statement under the Securities Act with respect to any securities of the Company or such Guarantor or to require the Company or such Guarantor to include such securities with the Securities and Guarantees registered pursuant to any Registration Statement.

(n)  Except as disclosed in the Offering Document, the Parent and its subsidiaries have good and valid title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the Offering Document, the Parent and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

(o)  The Parent and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Parent or any of its subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect.

(p)  No labor dispute with the employees of the Parent or any subsidiary exists or, to the knowledge of the Parent or the Company, is imminent that might have a Material Adverse Effect.

(q)  The Parent and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Parent or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(r)  Except as disclosed in the Offering Document, neither the Parent nor any of its subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and neither the Parent nor the Company is aware of any pending investigation which might lead to a claim that would individually or in the aggregate have a Material Adverse Effect.

(s)  Except as disclosed in the Offering Document, there are no pending actions, suits or proceedings against or affecting the Parent, any of its subsidiaries or any of their respective properties that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, or would materially and adversely affect the ability of the Parent or the Company to perform its respective obligations under the Indenture, this Agreement, the Credit Agreement or the Registration Rights Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings are, to the Company’s or the Parent’s knowledge, threatened or contemplated.

(t)  The financial statements included in the Offering Document present fairly the financial position of the Parent and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the Offering Document, such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis.

(u)  Except as disclosed in the Offering Document, since the date of the latest audited financial statements included in the Offering Document there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Parent and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Offering Document, there has been no dividend or distribution of any kind declared, paid or made by the Parent on any class of its capital stock.

(v)  The Company is not an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940 (the “Investment Company Act”); and the Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Offering Document, will not be an “investment company” as defined in the Investment Company Act.

(w)  No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Offered Securities are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

(x)  The offer and sale of the Offered Securities by the Company to the Purchasers in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereof, Regulation D thereunder and Regulation S thereunder; and it is not necessary to qualify an indenture in respect of the Offered Securities under the Trust Indenture Act.

(y)  Neither the Parent nor any of its subsidiaries nor any agent thereof acting on the behalf of them has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Offered Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

(z)  As of the date of this Agreement, no “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act (i) has imposed (or has informed the Company or any Guarantor that it is considering imposing) any condition (financial or otherwise) on the Company’s or any Guarantor’s retaining any rating assigned to the Company, any Guarantor or any securities of the Company or any Guarantor or (ii) has indicated to the Company or any Guarantor that it is considering (A) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (B) any change in the outlook for any rating of the Company, any Guarantor or any securities of the Company or any Guarantor.

(a a)  Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf (i) has, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S under the Securities Act) the Offered Securities or any security of the same class or series as the Offered Securities or any security which is or will be integrated with the sale of the Offered Securities in a manner that would require the registration of the Offered Securities under the Securities Act or (ii) has offered or will offer or sell the Offered Securities (A) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or (B) with respect to any such securities sold in reliance on Rule 903 of Regulation S (“Regulation S”) under the Securities Act, by means of any directed selling efforts within the meaning of Rule 902(c) of Regulation S. The Company, its affiliates and any person acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S. The Company has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for this Agreement. For purposes of this paragraph (bb), the Company makes no representation with respect to any actions taken by the Purchasers.

(bb)  The Parent is subject to Section 13 or 15(d) of the Exchange Act.

(cc)  The Credit Agreement has been duly authorized by the Company.

3.  Purchase, Sale and Delivery of Offered Securities.    On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Purchasers, and the Purchasers agree, severally and not jointly, to purchase from the Company, at a purchase price of 98.05% of the principal amount thereof plus accrued interest from February 28, 2002 to the Closing Date, the respective principal amounts of Securities set forth opposite the names of the several Purchasers in Schedule A hereto.

The Company will deliver against payment of the purchase price the Offered Securities to be purchased by each Purchaser hereunder and to be offered and sold by the Purchasers in reliance on Regulation S (the “Regulation S Securities”) in the form of one or more permanent global Securities in registered form without interest coupons (the “Regulation S Global Securities”) which will be deposited with the Trustee as custodian for The Depository Trust Company (“DTC”) for the respective accounts of the DTC participants for Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System (“Euroclear”), and Clearstream Banking, société anonyme (“Clearstream, Luxembourg”) and registered in the name of Cede & Co., as nominee for DTC. The Company will deliver against payment of the purchase price the Offered Securities to be purchased by each Purchaser hereunder and to be offered and sold by each Purchaser in reliance on Rule 144A under the Securities Act (the “144A Securities”) in the form of one permanent global Security in definitive form without interest coupons (the “Restricted Global Securities”) deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co., as nominee for DTC. The Regulation S Global Securities and the Restricted Global Securities shall be assigned separate CUSIP numbers. The Restricted Global Securities shall include the legend regarding restrictions on transfer set forth under “Transfer Restrictions” in the Offering Document. Until the termination of the restricted period (as defined in Regulation S) with respect to the offering of the Offered Securities, interests in the Regulation S Global Securities may only be held by the DTC participants for Euroclear and Clearstream, Luxembourg. Interests in any permanent global Securities will be held only in book-entry form through Euroclear, Clearstream, Luxembourg or DTC, as the case may be, except in the limited circumstances described in the Offering Document.

Payment for the Regulation S Securities and the 144A Securities shall be made by the Purchasers in Federal (same day) funds by wire transfer to an account at a bank reasonably acceptable to CSFBC drawn to the order of Graphic Packaging Corporation at the office of King & Spalding, 1185 Avenue of the Americas, New York, New York at 10:00 a.m. (New York time), on February 28, 2002, or at such other time not later than seven full business days thereafter as CSFBC and the Company determine, such time being herein referred to as the “Closing Date,” against delivery to the Trustee as custodian for DTC of (i) the Regulation S Global Securities representing all of the Regulation S Securities for the respective accounts of the DTC participants for Euroclear and Clearstream, Luxembourg and (ii) the Restricted Global Securities representing all of the 144A Securities. The Regulation S Global Securities and the Restricted Global Securities will be made available for checking at the above office of King & Spalding at least 24 hours prior to the Closing Date.

4.  Representations by Purchasers; Resale by Purchasers.    (a) Each Purchaser severally represents and warrants to the Parent and the Company that it is an “accredited investor” within the meaning of Regulation D under the Securities Act.

(b)  Each Purchaser severally acknowledges that the Offered Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act. Each Purchaser severally represents and agrees that it has offered and sold the Offered Securities, and will offer and sell the Offered Securities (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S or Rule 144A under the Securities Act (“Rule 144A”). Accordingly, neither such Purchaser nor its affiliates, nor any persons acting on its or their behalf, have engaged or will engage in any directed selling efforts with respect to the Offered Securities, and such Purchaser, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S. Each Purchaser severally agrees that, at or prior to confirmation of sale of the Offered Securities, other than a sale pursuant to Rule 144A, such Purchaser will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases the Offered Securities from it during the restricted period a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the “Securities Act”) and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the date of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meanings given to them by Regulation S.”

Terms used in this subsection (b) have the meanings given to them by Regulation S.

(c)  Each Purchaser severally agrees that it and each of its affiliates has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities, except for any such arrangements with the other Purchasers or affiliates of the other Purchasers or with the prior written consent of the Company.

(d)  Each Purchaser severally agrees that it and each of its affiliates will not offer or sell the Offered Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act, including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Each Purchaser severally agrees, with respect to resales made in reliance on Rule 144A of any of the Offered Securities, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Offered Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.

(e)  Each of the Purchasers severally represents and agrees that: (i) it has not offered or sold and prior to the date six months after the date of issue of the Offered Securities will not offer or sell any Offered Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances that have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Offered Securities in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Offered Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on.

5.  Certain Agreements of the Parent and the Company.    The Parent and the Company, as applicable, agree with the several Purchasers that:

(a)  The Company will advise CSFBC promptly of any proposal to amend or supplement the Offering Document and will not effect such amendment or supplementation without CSFBC’s consent. If, at any time prior to the completion of the resale of the Offered Securities by the Purchasers, any event occurs as a result of which the Offering Document as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, the Company promptly will notify CSFBC of such event and promptly will prepare, at its own expense, an amendment or supplement which will correct such statement or omission. Neither CSFBC’s consent to, nor the Purchasers’ delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

(b)  The Company will furnish to CSFBC copies of any preliminary offering circular, the Offering Document and all amendments and supplements to such documents, in each case as soon as available and in such quantities as CSFBC requests, one of which will include the independent accountants’ reports therein manually signed by such independent accountants. At any time when the Parent or the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company will promptly furnish or cause to be furnished to CSFBC (and, upon request, to each of the other Purchasers) and, upon request of holders and prospective purchasers of the Offered Securities, to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Offered Securities. The Company will pay the expenses of printing and distributing to the Purchasers all such documents.

(c)  The Company will arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions in the United States as CSFBC designates and will continue such qualifications in effect so long as required for the resale of the Offered Securities by the Purchasers, provided that the Company will not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction.

(d)  During the period of two years after the Closing Date or, if earlier, until such time as the Offered Securities are no longer restricted securities (as defined in Rule 144 under the Securities Act), the Company will, upon request, furnish to CSFBC, each of the other Purchasers and any holder of Offered Securities a copy of the restrictions on transfer applicable to the Offered Securities.

(e)  During the period of two years after the Closing Date or, if earlier, until such time as the Offered Securities are no longer restricted securities (as defined in Rule 144 under the Securities Act), the Company will not, and will not permit any of its controlled affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Offered Securities that have been reacquired by any of them.

(f)  During the period of two years after the Closing Date, the Company will not be or become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

(g)  The Company will pay all expenses incidental to the performance of its obligations under this Agreement, the Indenture and the Registration Rights Agreement, including: (i) the fees and expenses of the Trustee and its professional advisers; (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities and, as applicable, the Exchange Securities, the preparation and printing of the Offered Securities, the Indenture, the Offering Document and amendments and supplements thereto, and any other document relating to the issuance, offer, sale and delivery of the Offered Securities and, as applicable, the Exchange Securities; (iii) the cost of listing the Offered Securities and qualifying the Offered Securities for trading in The PortalSM Market (“PORTAL”) and any expenses incidental thereto; (iv) the cost of any advertising approved by the Company in connection with the issue of the Offered Securities; (v) any expenses (including reasonable fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities or the Exchange Securities for sale under the laws of such jurisdictions in the United States as CSFBC designates and the printing of memoranda relating thereto; (vi) any fees charged by investment rating agencies for the rating of the Offered Securities or the Exchange Securities; and (vii) expenses incurred in distributing preliminary offering circulars and the Offering Document (including any amendments and supplements thereto) to the Purchasers. The Company will also pay or reimburse the Purchasers (to the extent incurred by them) for all travel expenses of the Company’s officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities (it being understood that the Company and the Purchasers shall each pay one-half of the cost of chartering private jet service for travel by the Company and the Purchasers to road show presentations in connection with the offering).

(h)  In connection with the offering, until CSFBC shall have notified the Company and the other Purchasers of the completion of the resale of the Offered Securities, neither the Company nor any of its affiliates has or will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest any Offered Securities or attempt to induce any person to purchase any Offered Securities; and neither it nor any of its affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities.

(i)  For a period of 90 days after the date of the initial offering of the Offered Securities by the Purchasers, neither the Company nor the Parent will offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any United States dollar-denominated debt securities issued or guaranteed by the Parent or the Company and having a maturity of more than one year from the date of issue, or publicly disclose the intention to make any such offer, sale, pledge or disposition, without the prior written consent of CSFBC. The Company will not at any time offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, pledge, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act or the safe harbor of Regulation S thereunder to cease to be applicable to the offer and sale of the Offered Securities.

(j)  The Company will use its commercially reasonable efforts to cause the Offered Securities to be eligible for trading in PORTAL.

6.  Conditions of the Obligations of the Purchasers.    The obligations of the several Purchasers to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties on the part of the Parent and the Company herein, the accuracy of the statements of officers of the Parent and the Company made pursuant to the provisions hereof, the performance by the Parent and the Company of their obligations hereunder and the following additional conditions precedent:

(a)  The Purchasers shall have received a letter, dated the date of this Agreement, of PricewaterhouseCoopers LLP, the Parent’s independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference into the Offering Document.

(b)  Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) a change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the reasonable judgment of CSFBC, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market, or (ii) (A) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Parent and its subsidiaries taken as one enterprise which, in the reasonable judgment of a majority in interest of the Purchasers, including CSFBC, is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Offered Securities; (B) any downgrading in the rating of any debt securities of the Parent or the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Parent or the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (C) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Parent on any exchange or in the over-the-counter market; (D) any banking moratorium declared by U.S. Federal or New York authorities; or (E) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the reasonable judgment of a majority in interest of the Purchasers, including CSFBC, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the Offered Securities.

(c)  The Purchasers shall have received an opinion, dated the Closing Date, of Cravath, Swaine & Moore, counsel for the Company, that:

(i)  Based solely on a certificate from the Secretary of State of Delaware, the Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Offering Document;

(ii)  Based solely on a certificate from the Secretary of State of Delaware, each of the Guarantors listed on Schedule A attached thereto (the “Delaware Guarantors”) has been duly organized and is a corporation validly existing and in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Offering Document;

(iii)  The Company has the corporate power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement, and the Delaware Guarantors have the power and authority (corporate or otherwise) to authorize, execute and deliver their respective Guarantees as contemplated by this Agreement;

(iv)  (A)  The Indenture has been duly authorized, executed and delivered by the Company and each Delaware Guarantor. Assuming due authorization, execution and delivery of the Indenture by the parties thereto (other then the Company and the Delaware Guarantors), the Indenture will constitute a legal, valid and binding obligation of the Company and the Guarantors enforceable against the Company and the Guarantors in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting creditors’ rights generally from time to time in effect and subject, as to enforceability, to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law) and (B) the Offered Securities have been duly authorized, executed and delivered by the Company, and when authenticated and issued in accordance with the provisions of the Indenture and paid for by the Purchasers, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting creditors’ rights generally from time to time in effect and subject, as to enforceability, to general principles of equity, including, without limitation, concepts of materiality reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law);

(v)  The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Offering Document, will not be an “investment company” as defined in the Investment Company Act;

(vi)  No consent, approval, authorization or order of, or filing with, any United States Federal, New York, or, to the extent required under the General Corporation Law of the State of Delaware, Delaware governmental authority, court or regulatory body is required for the consummation of the transactions contemplated by this Agreement and the Registration Rights Agreement in connection with the issuance or sale of the Offered Securities by the Company, except such as may be required under state securities laws and except such as the Registration Rights Agreement contemplates will be obtained under the Securities Act or the Trust Indenture Act;

(vii)  This Agreement has been duly authorized, executed and delivered by the Company;

(viii)  Assuming (A) the accuracy of the representations and warranties of the Company, the Guarantors and the Purchasers set forth in this Agreement, (B) the due performance by the Company, the Guarantors and the Purchasers of the covenants and agreements set forth in this Agreement, (C) the Purchasers’ compliance with the offering and transfer procedures and restrictions described in the Offering Document, (D) the accuracy of the representations and warranties made in accordance with this Agreement and the Offering Document by purchasers to whom the Purchasers initially resell the Offered Securities and (E) that purchasers to whom the Purchasers initially resell the Offered Securities receive a copy of the Offering Document prior to, or simultaneously with, confirmation of sale, the offer, sale and delivery of the Offered Securities to the Purchasers in the manner contemplated by this Agreement and the Offering Document and the initial resale of the Offered Securities by the Purchasers in the manner contemplated in this Agreement and the Offering Document do not require registration under the Securities Act and the Indenture does not require qualification under the Trust Indenture Act, it being understood that no opinion is expressed as to any subsequent resale of any of the Offered Securities;

(ix)  The Registration Rights Agreement has been duly authorized, executed and delivered by the Company;

(x)  The statements in the Offering Document under the caption “Description of the Notes,” insofar as they purport to constitute a summary of the terms of the Offered Securities, and under the captions “Certain United States Federal Income Tax Considerations” and “Transfer Restrictions,” insofar as they purport to describe the provisions of the law and documents referred to therein, accurately and fairly summarize in all material respects the matters referred to therein;

(xi)  The Guarantee to be endorsed on the Offered Securities by each Guarantor has been duly authorized by such Guarantor and has been duly executed and delivered by each such Guarantor and conforms to the description thereof contained in the Offering Document. When the Offered Securities have been issued, executed and authenticated in accordance with the Indenture and delivered to and paid for by the Purchasers in accordance with the terms of this Agreement, the Guarantee of each Guarantor endorsed thereon will constitute a valid and legally binding obligation of such Guarantor, enforceable in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting creditors’ rights generally from time to time in effect and subject, as to enforceability, to general principles of equity, including, without limitation, concepts of materiality reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law); and

(xii)  The Exchange Securities have been duly authorized by the Company and the Guarantee to be endorsed on the Exchange Securities by each Guarantor has been duly authorized by such Guarantor.

In addition to the foregoing, such counsel shall also provide a statement to the effect that such counsel has participated in conferences with officers and representatives of the Company, representatives of the independent public accountants for the Company, the Purchasers and counsel for the Purchasers at which the contents of the Offering Document and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Document, and has not made any independent check or verification thereof, no facts have come to the attention of such counsel that would lead such counsel to believe that any part of the Offering Document or any amendment thereto, as of its date or the date of such opinion, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel expresses no belief or opinion with respect to the financial statements and related notes and schedules and other financial data included therein or incorporated therein by reference).

(d)  The Purchasers shall have received an opinion, dated the Closing Date, of Jill B.W. Sisson, counsel for the Company, that:

(i)  The Parent is a validly existing corporation in good standing under the laws of the State of Colorado, with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Offering Document and the Exchange Act Reports; and the Parent is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where any such failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect;

(ii)  The Company is duly qualified to do business as a foreign corporation in good standing in all jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where any such failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect;

(iii)  Each subsidiary of the Parent is a validly existing corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Offering Document and the Exchange Act Reports; and each subsidiary of the Parent is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where any such failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect;

(iv)  The Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement, and the Guarantors have full power and authority to authorize, execute and deliver the Guarantees as contemplated by this Agreement;

(v)  The Indenture has been duly authorized, executed and delivered by the Company and each Guarantor. Assuming due authorization, execution and delivery of the Indenture by the parties thereto (other then the Company and the Guarantors), the Indenture will constitute a legal, valid and binding obligation of the Company and the Guarantors enforceable against the Company and the Guarantors in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting creditors’ rights generally from time to time in effect and subject, as to enforceability, to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law);

(vi)  Except as disclosed in the Offering Document, there are no pending actions, suits or proceedings against or affecting the Parent, any of its subsidiaries or any of their respective properties that would reasonably be expected individually or in the aggregate to have a Material Adverse Effect, or would materially and adversely affect the ability of the Company and each Guarantor to perform its obligations under the Indenture, this Agreement or the Registration Rights Agreement, as applicable, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings are, to such counsel’s knowledge, threatened or contemplated;

(vii)  The execution, delivery and performance by the Company and the Guarantors, as applicable, of the Indenture, this Agreement, the Guarantees and the Registration Rights Agreement and the issuance and sale of the Offered Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule, regulation or order of any governmental agency or body or any court of the United States or the State of Colorado or the General Corporate Law of the State of Delaware, or any agreement or instrument to which the Parent or any subsidiary of the Parent is a party or by which the Parent or any such subsidiary is bound or to which any of the properties of the Parent or any such subsidiary is subject or the charter or by-laws of the Parent or any such subsidiary, except for any breach or violation as would not, individually or in the aggregate, have a Material Adverse Effect;

(viii)  Each Exchange Act Report, when filed with the Commission, complied as to form in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder;

(ix)  The Credit Agreement has been duly authorized, executed and delivered by the Company, and is a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(x)  This Agreement has been duly authorized, executed and delivered by the Company and the Parent;

(xi)  The Registration Rights Agreement has been duly authorized, executed and delivered by the Parent and the Company, and is a valid and binding agreement of the Parent and the Company, respectively, enforceable in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting creditors’ rights generally from time to time in effect and subject, as to enforceability, to general principles of equity, including, without limitation, concepts of materiality reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law), except that any rights to indemnity and contribution may be limited or prohibited by Federal and state securities laws and public policy considerations; and

(xii)  Neither the Parent nor any of its subsidiaries is in violation of its respective charter or by-laws or in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Parent and its subsidiaries, taken as a whole, to which the Parent or any of its subsidiaries is a party or by which the Parent or any of its subsidiaries or their respective property is bound, except for any such violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect.

In addition to the foregoing, such counsel shall also provide a statement to the effect that such counsel has no reason to believe that the Offering Document, or any amendment or supplement thereto, or any Exchange Act Report as of the date hereof and as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel expresses no belief or opinion with respect to the financial statements and related notes and schedules and other financial data included therein or incorporated therein by reference or contained in the Exchange Act Reports).

(e)  The Purchasers shall have received from King & Spalding, counsel for the Purchasers, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities, the Offering Document, the exemption from registration for the offer and sale of the Offered Securities by the Company to the several Purchasers and the initial resales by the several Purchasers as contemplated hereby and other related matters as CSFBC may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, King & Spalding may rely as to any matters governed by Colorado law upon the opinion of Jill B.W. Sisson referred to above.

(f)  The Purchasers shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company and the Parent in which such officers, to their knowledge after reasonable investigation, shall state that the representations and warranties of the Company and the Parent, respectively, in this Agreement are true and correct, that each of the Parent and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, and that, subsequent to the dates of the most recent financial statements in the Offering Document there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Parent and its subsidiaries, taken as a whole, except as set forth in or contemplated by the Offering Document or as described in such certificate.

(g)  The Purchasers shall have received a letter, dated the Closing Date, of PricewaterhouseCoopers LLP that meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to the Closing Date for the purposes of this subsection.

(h)  The Credit Agreement shall have been duly authorized, executed and delivered by the Company and shall be a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

The Company will furnish the Purchasers with such conformed copies of such opinions, certificates, letters and documents as the Purchasers reasonably request. CSFBC may in its sole discretion waive on behalf of the Purchasers compliance with any conditions to the obligations of the Purchasers hereunder.

7.  Indemnification and Contribution.    (a)  The Company will indemnify and hold harmless each Purchaser, its partners, directors and officers and each person, if any, who controls such Purchaser within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or the Exchange Act Reports, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, including any losses, claims, damages or liabilities arising out of or based upon the Company’s failure to perform its obligations under Section 5(a) of this Agreement, and will reimburse each Purchaser for any legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Purchaser through CSFBC specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below.

(b)  Each Purchaser will severally and not jointly indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Purchaser through CSFBC specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Purchaser consists of the information in the Offering Document furnished on behalf of each Purchaser under the caption “Plan of Distribution” paragraphs three, five, nine, ten and eleven and the third sentence of paragraph eight; provided, however, that the Purchasers shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Company’s failure to perform its obligations under Section 5(a) of this Agreement.

(c)  Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party (which consent shall not be unreasonably withheld), be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, (i) without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes (A) an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (B) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party or (ii) be liable for any settlement of any such action effected without its prior written consent (which consent shall not be unreasonably withheld).

(d)  If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Purchasers on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Purchasers from the Company under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total discounts, fees and commissions received by such Purchaser exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Purchasers’ obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.

(e)  The obligations of the Company under this Section shall be in addition to any liability that the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Purchaser within the meaning of the Securities Act or the Exchange Act; and the obligations of the Purchasers under this Section shall be in addition to any liability that the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act.

8.  Default of Purchasers.    If any Purchaser or Purchasers default in their obligations to purchase Offered Securities hereunder and the aggregate principal amount of Offered Securities that such defaulting Purchaser or Purchasers agreed but failed to purchase does not exceed 10% of the total principal amount of Offered Securities, CSFBC may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Purchasers, but if no such arrangements are made by the Closing Date, the non-defaulting Purchasers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Purchasers agreed but failed to purchase. If any Purchaser or Purchasers so default and the aggregate principal amount of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of Offered Securities and arrangements satisfactory to CSFBC and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Purchaser or the Company, except as provided in Section 9. As used in this Agreement, the term “Purchaser” includes any person substituted for a Purchaser under this Section. Nothing herein will relieve a defaulting Purchaser from liability for its default.

9.  Survival of Certain Representations and Obligations.    The respective indemnities, agreements, representations, warranties and other statements of the Company, the Parent or their officers and of the several Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Purchaser, the Company, the Parent or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Offered Securities by the Purchasers is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company and the Purchasers pursuant to Section 7 shall remain in effect. If the purchase of the Offered Securities by the Purchasers is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (C), (D) or (E) of Section 6(b)(ii), the Company will reimburse the Purchasers for all substantiated out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

10.  Notices.    All communications hereunder will be in writing and, if sent to the Purchasers will be mailed, delivered or telegraphed and confirmed to the Purchasers, c/o Credit Suisse First Boston Corporation, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: Investment Banking Department—Transactions Advisory Group, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 4455 Table Mountain Drive, Golden, CO 80403, Attention: General Counsel; provided, however, that any notice to a Purchaser pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to such Purchaser.

11.  Successors.    This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder, except that holders of Offered Securities shall be entitled to enforce the agreements for their benefit contained in the second and third sentences of Section 5(b) hereof against the Company as if such holders were parties thereto.

12.  Representation of Purchasers.    You will act for the several Purchasers in connection with this purchase, and any action under this Agreement taken by you jointly or by CSFBC will be binding upon all the Purchasers.

13.  Counterparts.    This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

14.  Applicable Law.    This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

The Company and the Parent hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

If the foregoing is in accordance with the Purchasers’ understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement between the Company, the Parent and the several Purchasers in accordance with its terms.

Very truly yours,
GRAPHIC PACKAGING INTERNATIONAL CORPORATION

By:
Title:

GRAPHIC PACKAGING CORPORATION

By:
Title:

The foregoing Purchase Agreement
    is hereby confirmed and accepted
    as of the date first above written.

CREDIT SUISSE FIRST BOSTON CORPORATION
MORGAN STANLEY & CO. INCORPORATED
BY CREDIT SUISSE FIRST BOSTON CORPORATION

By:
Title:

SCHEDULE A

Principal Amount of Offered Securities
Manager
Credit Suisse First Boston Corporation	$150,000,000.00
Morgan Stanley & Co. Incorporated	150,000,000.00

Total	$300,000,000